UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017
DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3179218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1040 Avenue of the Americas, 8th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)
(212)  725-6550
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the strategic direction set out by DHI Group, Inc. (the “Company”) in its latest earnings release, Shravan Goli will be departing the Company and will cease to be the President of the Brightmatter division, effective May 31, 2017 (the “Separation Date”). Until the Separation Date, Mr. Goli plans to continue to perform his duties and provide transition assistance and support to the Company.

In connection with such separation, the Company, Dice Inc. and Mr. Goli plan to enter into a separation agreement and release, providing for certain payments and benefits, including: (i) a payment equal to twelve months base salary and eligibility to receive a pro-rated objectives-based bonus of up to $65,000; (ii) accelerated vesting of the last tranche of his February 19, 2014 grant of restricted stock; and (iii) reimbursement for the cost of health insurance continuation coverage for up to 12 months.

The foregoing description does not purport to be a complete description and is qualified in its entirety by the full text of the definitive documentation to be entered into by the Company or its affiliates in connection therewith, which the Company plans to file as an exhibit or exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI Group, Inc.

By:	/s/ Brian P. Campbell
Name:	Brian P. Campbell
Title:	Vice President, Business and Legal Affairs and General Counsel

Dated: May 5, 2017